CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee
Review Notes due 2026	$15,000,000	$1,636.50

Pricing Supplement To prospectus dated November 16, 2020 and product supplement for review notes dated November 16, 2020 and index supplement dated November 16, 2020	Pricing Supplement No. 665 Registration Statement Nos. 333-250103; 333-250103-01 Dated February 1, 2021; Rule 424(b)(2)

Structured Investments

Morgan Stanley Finance LLC
$15,000,000

Review Notes Linked to the Worst Performing of the S&P 500® Index and the Russell 2000® Index due February 2, 2026

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

General

●	These long-dated securities are designed for investors who seek to potentially earn a positive return if, on any one of the nine Review Dates, the Index Closing Level or Ending Average Index Level, as applicable, of each of the S&P 500® Index and the Russell 2000® Index (each, an “Index”) is at or above its respective Call Level applicable to that Review Date. If the securities are not automatically called prior to or at maturity, and the Ending Average Index Level of either Index is less than 80% of its respective Initial Index Level but neither Index has declined by an amount greater than the Contingent Buffer Amount of 30%, investors will receive their principal at maturity. However, if either Index declines by more than 30% from its respective Initial Index Level to its respective Ending Average Index Level, investors will lose a significant portion or all of their principal. There is no minimum payment at maturity on the securities. Investors in the securities must be willing to accept this risk of loss of principal, and be willing to forgo interest and dividend payments, in exchange for the opportunity to receive a premium payment if the securities are called prior to or at maturity. Because all payments on the securities are based on the worst performing of the Indices, a decline in either Index by an amount greater than the Contingent Buffer Amount will result in a significant loss of your investment, even if the other Index has appreciated or has not declined as much.
●	The first Review Date, and therefore the earliest date on which a call may be initiated, is February 2, 2022.
●	Senior unsecured obligations of Morgan Stanley Finance LLC (“MSFL”), fully and unconditionally guaranteed by Morgan Stanley, maturing February 2, 2026†.
●	Minimum purchase of $10,000. Minimum denominations of $1,000 and integral multiples thereof.
●	The securities priced on February 1, 2021 and are expected to settle on February 4, 2021.
●	All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not receive any security interest in, or otherwise have any access to, any underlying reference asset or assets.

Final Terms

Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Principal Amount:	$1,000 per security
Indices:	The S&P® 500 Index (the “SPX Index”) and the Russell 2000® Index (the “RTY Index”)
Automatic Call:

If the Index Closing Level of each Index on any of the first eight Review Dates or the Ending Average Index Level of each Index on the final Review Date is greater than or equal to its respective Call Level applicable to that Review Date, the securities will be automatically called for a cash payment per security that will vary depending on the applicable Review Date and call premium, as set forth below.

The securities will not be automatically called if the Index Closing Level or the Ending Average Index Level of either Index, as applicable, is below its respective Call Level on the related Review Date.

Payment at Maturity:

If the securities are not automatically called prior to or at maturity and the Ending Average Index Level of either Index is less than 80% of its respective Initial Index Level but neither Index has declined by an amount greater than the Contingent Buffer Amount of 30% from its respective Initial Index Level, you will receive the Principal Amount of your securities at maturity.

If the securities are not automatically called prior to or at maturity and the Ending Average Index Level of either Index has declined by more than the Contingent Buffer Amount of 30% from its respective Initial Index Level, you will be fully exposed to the decline in the Ending Average Index Level of the Worst Performing Index from its respective Initial Index Level, and your payment per $1,000 Principal Amount security will be calculated as follows:

$1,000 + ($1,000 x Index Return of the Worst Performing Index)

Under these circumstances, you will lose more than 30% and up to all of your investment. There is no minimum payment at maturity, and you could lose your entire investment.

Contingent Buffer Amount:	30%
Worst Performing Index:	The Index with the lower Index Return
Index Return:	With respect to each Index, the performance of the Index from the Initial Index Level to the Ending Average Index Level calculated as follows:
Ending Average Index Level – Initial Index Level Initial Index Level
If the securities have not been called prior to or at maturity, the Index Return of at least one Index will be negative and less than -20%.
Terms continued on the following page:
Estimated value on the Pricing Date:	$965.30 per security. See “Additional Terms Specific To The Securities” on page 2.

†Subject to postponement for non-index business days or in the event of a market disruption event and as described under “Description of Review Notes – Review Notes Linked to the Lesser Performing Index – Payment Pursuant to Our Automatic Call” or “Description of Review Notes – Review Notes Linked to the Lesser Performing Index – Payment at Maturity,” as applicable, in the accompanying product supplement for review notes.

Investing in the notes involves a number of risks. See “Risk Factors” beginning on page S-16 of the accompanying product supplement for review notes and “Selected Risk Considerations” beginning on page 9 of this pricing supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying product supplement for review notes, index supplement and prospectus. Any representation to the contrary is a criminal offense.

	Price to Public (1)	Fees and Commissions (1)(2)	Proceeds to Us(3)
Per security	$1,000	$5	$995
Total	$15,000,000	$75,000	$14,925,000
(1)	J.P. Morgan Securities LLC and JPMorgan Chase Bank, N.A. will act as placement agents for the securities. The placement agents will forgo fees for sales to certain fiduciary accounts. The total fees represent the amount that the placement agents receive from sales to accounts other than such fiduciary accounts. The placement agents will receive a fee from the Issuer or one of its affiliates that will not exceed $5 per $1,000 Principal Amount of securities.
(2)	Please see “Supplemental Plan of Distribution; Conflicts of Interest” in this pricing supplement for information about fees and commissions.

(3) See “Use of Proceeds and Hedging” on page 14.

The agent for this offering, Morgan Stanley & Co. LLC (“MS & Co.”), is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental Plan of Distribution; Conflicts of Interest” below.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

References to “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Morgan Stanley

February 1, 2021

Terms continued from previous page:
Payment if called:

If the securities are called, for every $1,000 Principal Amount security, you will receive a payment of $1,000 plus the product of $1,000 and the applicable call premium, calculated as follows:

•     10.25% x $1,000 if called on the first Review Date

•     15.375% x $1,000 if called on the second Review Date

•     20.50% x $1,000 if called on the third Review Date

•     25.625% x $1,000 if called on the fourth Review Date

•     30.75% x $1,000 if called on the fifth Review Date

•     35.875% x $1,000 if called on the sixth Review Date

•     41.00% x $1,000 if called on the seventh Review Date

•     46.125% x $1,000 if called on the eighth Review Date

•     51.25% x $1,000 if called on the final Review Date

Call Levels:

First Review Date:

With respect to the SPX Index, 3,802.15, which is 100% of its Initial Index Level

With respect to the RTY Index, 2,110.765, which is 100% of its Initial Index Level

Second Review Date:

With respect to the SPX Index, 3,802.15, which is 100% of its Initial Index Level

With respect to the RTY Index, 2,110.765, which is 100% of its Initial Index Level

Third Review Date:

With respect to the SPX Index, 3,802.15, which is 100% of its Initial Index Level

With respect to the RTY Index, 2,110.765, which is 100% of its Initial Index Level

Fourth Review Date:

With respect to the SPX Index, 3,802.15, which is 100% of its Initial Index Level

With respect to the RTY Index, 2,110.765, which is 100% of its Initial Index Level

Fifth Review Date:

With respect to the SPX Index, 3,802.15, which is 100% of its Initial Index Level

With respect to the RTY Index, 2,110.765, which is 100% of its Initial Index Level

Sixth Review Date:

With respect to the SPX Index, 3,802.15, which is 100% of its Initial Index Level

With respect to the RTY Index, 2,110.765, which is 100% of its Initial Index Level

Seventh Review Date:

With respect to the SPX Index, 3,802.15, which is 100% of its Initial Index Level

With respect to the RTY Index, 2,110.765, which is 100% of its Initial Index Level

Eighth Review Date:

With respect to the SPX Index, 3,802.15, which is 100% of its Initial Index Level

With respect to the RTY Index, 2,110.765, which is 100% of its Initial Index Level

Final Review Date:

With respect to the SPX Index, 3,041.72, which is 80% of its Initial Index Level

With respect to the RTY Index, 1,688.612, which is 80% of its Initial Index Level

Initial Index Level:	With respect to the SPX Index, 3,802.15 With respect to the RTY Index, 2,110.765
Ending Average Index Level:	With respect to each Index, the arithmetic average of the Index Closing Levels on each of the five Averaging Dates.
Review Dates†:	See “Review Dates” below.
Averaging Dates†:	January 22, 2026, January 23, 2026, January 26, 2026, January 27, 2026 and the final Review Date.
Maturity Date†:	February 2, 2026
Pricing Date:	February 1, 2021
Issue Date:	February 4, 2021 (3 business days after the Pricing Date)
Listing:	The securities will not be listed on any securities exchange.
CUSIP / ISIN:	61771EZ68/ US61771EZ688

†Subject to postponement for non-index business days or in the event of a market disruption event and as described under “Description of Review Notes – Review Notes Linked to the Lesser Performing Index – Payment Pursuant to Our Automatic Call” or “Description of Review Notes – Review Notes Linked to the Lesser Performing Index – Payment at Maturity,” as applicable, in the accompanying product supplement for review notes.

Review Dates

First Review Date:	February 2, 2022
Second Review Date:	July 28, 2022
Third Review Date:	January 30, 2023
Fourth Review Date:	July 28, 2023
Fifth Review Date:	January 29, 2024
Sixth Review Date:	July 29, 2024
Seventh Review Date:	January 28, 2025
Eighth Review Date:	July 28, 2025
Final Review Date:	January 28, 2026

Additional Terms Specific to the Securities

You should read this pricing supplement together with the prospectus dated November 16, 2020, as supplemented by the product supplement for review notes dated November 16, 2020. This pricing supplement, together with the documents listed below, contains the terms of the securities, supplements the preliminary terms related hereto dated February 1, 2021, and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the accompanying product supplement for review notes, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

You may access these documents on the SEC website at .ww.w.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

●	Product Supplement for Review Notes dated November 16, 2020:

https://www.sec.gov/Archives/edgar/data/895421/000095010320022210/dp140458_424b2-epsrnotes.htm

●	Index Supplement dated November 16, 2020:

https://www.sec.gov/Archives/edgar/data/895421/000095010320022214/dp140278_424b2-isn2020.htm

●	Prospectus dated November 16, 2020:

https://www.sec.gov/Archives/edgar/data/895421/000095010320022190/dp140485_424b2-base.htm

Terms used but not defined in this pricing supplement are defined in the product supplement for review notes, in the index supplement or in the prospectus.

The original issue price of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the Pricing Date is less than $1,000. We estimate that the value of each security on the Pricing Date is $965.30.

What goes into the estimated value on the Pricing Date?

In valuing the securities on the Pricing Date, we take into account that the securities comprise both a debt component and a performance-based component linked to the Indices. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the Indices, instruments based on the Indices, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the Call Premium Amounts and the Contingent Buffer Amount, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the Pricing Date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the Indices, may vary from, and be lower than, the estimated value on the Pricing Date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the Indices, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities, and, if it once chooses to make a market, may cease doing so at any time.

Hypothetical Examples of Amounts Payable upon Automatic Call or Redemption at Maturity

The following hypothetical examples are for illustrative purposes only. Whether the securities are called prior to or at maturity will be determined by reference to the Index Closing Level of each Index or the Ending Average Index Level of each Index, as applicable, and the Payment at Maturity, if any, will be determined by reference to the Ending Average Index Level of each Index. The actual Initial Index Levels and Call Levels are set forth on the cover of this document. Some numbers appearing in the examples below have been rounded for ease of analysis. All payments on the securities are subject to our credit risk. The below examples are based on the following terms:

Automatic Call:

If the securities are called, for every $1,000 Principal Amount security, you will receive a payment of $1,000 plus the product of $1,000 and the applicable call premium, calculated as follows:

•    10.25% x $1,000 if called on the first Review Date

•    15.375% x $1,000 if called on the second Review Date

•    20.50% x $1,000 if called on the third Review Date

•    25.625% x $1,000 if called on the fourth Review Date

•    30.75% x $1,000 if called on the fifth Review Date

•    35.875% x $1,000 if called on the sixth Review Date

•    41.00% x $1,000 if called on the seventh Review Date

•    46.125% x $1,000 if called on the eighth Review Date

•    51.25% x $1,000 if called on the final Review Date

Payment at Maturity

If the securities are not automatically called prior to or at maturity and the Ending Average Index Level of either Index is less than 80% of its respective Initial Index Level but neither Index has declined by an amount greater than the Contingent Buffer Amount of 30% from its respective Initial Index Level, you will receive the Principal Amount of your securities at maturity.

If the securities are not automatically called prior to or at maturity and the Ending Average Index Level of either Index has declined by more than the Contingent Buffer Amount of 30% from its respective Initial Index Level, you will be fully exposed to the decline in the Ending Average Index Level of the Worst Performing Index from its respective Initial Index Level, and your payment per $1,000 Principal Amount security will be calculated as follows:

$1,000 + ($1,000 x Index Return of the Worst Performing Index)

Under these circumstances, you will lose more than 30% and up to all of your investment. There is no minimum payment at maturity, and you could lose your entire investment.

Principal Amount	$1,000
Contingent Buffer Amount	30%
Hypothetical Initial Index Level:	With respect to the SPX Index: 3,500 With respect to the RTY Index: 2,000
Hypothetical Call Levels:

First Review Date:

With respect to the SPX Index, 3,500, which is 100% of its hypothetical Initial Index Level

With respect to the RTY Index, 2,000, which is 100% of its hypothetical Initial Index Level

Second Review Date:

With respect to the SPX Index, 3,500, which is 100% of its hypothetical Initial Index Level

With respect to the RTY Index, 2,000, which is 100% of its hypothetical Initial Index Level

Third Review Date:

With respect to the SPX Index, 3,500, which is 100% of its hypothetical Initial Index Level

With respect to the RTY Index, 2,000, which is 100% of its hypothetical Initial Index Level

Fourth Review Date:

With respect to the SPX Index, 3,500, which is 100% of its hypothetical Initial Index Level

With respect to the RTY Index, 2,000, which is 100% of its hypothetical Initial Index Level

Fifth Review Date:

With respect to the SPX Index, 3,500,

Sixth Review Date:

With respect to the SPX Index, 3,500, which is 100% of its hypothetical Initial Index Level

With respect to the RTY Index, 2,000, which is 100% of its hypothetical Initial Index Level

Seventh Review Date:

With respect to the SPX Index, 3,500, which is 100% of its hypothetical Initial Index Level

With respect to the RTY Index, 2,000, which is 100% of its hypothetical Initial Index Level

Eighth Review Date:

With respect to the SPX Index, 3,500, which is 100% of its hypothetical Initial Index Level

With respect to the RTY Index, 2,000, which is 100% of its hypothetical Initial Index Level

Final Review Date:

With respect to the SPX Index, 2,800, which is 80% of its hypothetical Initial Index Level

With respect to the RTY Index, 1,600, which is 80% of its hypothetical Initial Index Level which is 100% of its hypothetical Initial Index Level With respect to the RTY Index, 2,000, which is 100% of its hypothetical Initial Index Level

Automatic Call:

Example 1: The securities are called following the first Review Date

Date	SPX Index Closing Level	RTY Index Closing Level	Payment (per Security)
First Review Date	3,600 (at or above the applicable Call Level)	2,200 (at or above the applicable Call Level)	$1,102.50

In this example, on the first Review Date, the Index Closing Level of each Index is at or above its respective applicable Call Level. Therefore, the securities are automatically called. Investors receive a payment of $1,102.50 per security. No further payments will be made on the securities once they have been called, and investors do not participate in the appreciation of either Index.

How to Calculate the Payment at Maturity:

In the following examples, one or both of the Indices close below its respective Call Level(s) on the first eight Review Dates, and, consequently, the securities are not automatically called prior to, and remain outstanding until, maturity.

	SPX Index Ending Average Index Level	RTY Index Ending Average Index Level	Payment at Maturity (per Security)
Example 1:	3,150 (at or above its applicable Call Level)	2,200 (at or above its applicable Call Level)	$1,512.50
Example 2:	2,625 (below its applicable Call Level but has not declined from its Initial Index Level by an amount greater than the Contingent Buffer Amount)	2,400 (at or above its applicable Call Level)	$1,000
Example 3:	4,375 (at or above its applicable Call Level)	1,000 (below its applicable Call Level; declined from its Initial Index Level by an amount greater than the Contingent Buffer Amount)	$1,000 × (1,000 / 2,000) = $500
Example 4:	2,625 (below its applicable Call Level but has not declined from its Initial Index Level by an amount greater than the Contingent Buffer Amount)	400 (below its applicable Call Level; declined from its Initial Index Level by an amount greater than the Contingent Buffer Amount)	$1,000 × (400 / 2,000) = $200
Example 5:	700 (below its applicable Call Level; declined from its Initial Index Level by an amount greater than the Contingent Buffer Amount)	1,000 (below its applicable Call Level; declined from its Initial Index Level by an amount greater than the Contingent Buffer Amount)	$1,000 (700 / 3,500) = $200

In example 1, the Ending Average Index Levels of both of the Indices are at or above their respective applicable Call Levels. The SPX Index has decreased 10% from its Initial Index Level to its Ending Average Index Level and the RTY Index has increased 10% from its Initial Index Level to its Ending Average Index Level. Therefore, investors receive $1,512.50 per security at maturity. Investors do not participate in any appreciation in either Index.

In example 2, the Ending Average Index Level of one of the Indices is at or above its respective applicable Call Level, while the Ending Average Index Level of the other Index is below its respective applicable Call Level, but neither Index has declined from its respective Initial Index Level by an amount greater than the Contingent Buffer Amount of 30%. The SPX Index has declined 25% from its Initial Index Level to its Ending Average Index Level, and the RTY Index has increased 20% from its Initial Index Level to its Ending Average Index Level. Therefore, investors receive a Payment at Maturity equal to the Principal Amount of $1,000 per security. Investors do not participate in any appreciation in either Index.

In example 3, the Ending Average Index Level of one of the Indices is at or above its respective applicable Call Level, but the Ending Average Index Level of the other Index has declined by an amount greater than the Contingent Buffer Amount from its respective Initial Index Level. Therefore, investors are exposed to the downside performance of the Worst Performing Index at maturity. The SPX Index has increased 25% from its Initial Index Level to its Ending Average Index Level and the RTY Index has declined 50% from its Initial Index Level to its Ending Average Index Level. Therefore,

investors receive at maturity an amount equal to the Principal Amount multiplied by the Index Return of the RTY Index, which is the Worst Performing Index in this example.

In example 4, the Ending Average Index Level of one of the Indices is below its respective applicable Call Level and has declined from its Initial Index Level by an amount less than or equal to the Contingent Buffer Amount, while the Ending Average Index Level of the other Index is below its applicable Call Level and has declined from its respective Initial Index Level by an amount greater than the Contingent Buffer Amount. The SPX Index has declined 25% from its Initial Index Level to its Ending Average Index Level, while the RTY Index has declined 80% from its Initial Index Level to its Ending Average Index Level. Therefore, investors are exposed to the negative performance of the RTY Index, which is the Worst Performing Index in this example.

In example 5, the Ending Average Index Level of each Index has declined by an amount greater than the Contingent Buffer Amount from its respective Initial Index Level, and investors receive at maturity an amount equal to the Principal Amount multiplied by the Index Return of the Worst Performing Index. The SPX Index has declined 80% from its Initial Index Level to its Ending Average Index Level and the RTY Index has declined 50% from its Initial Index Level to its Ending Average Index Level. Therefore, the Payment at Maturity equals the Principal Amount multiplied by the Index Return of the SPX Index, which is the Worst Performing Index in this example.

If the securities are not called prior to or at maturity and the Ending Average Index Level of either Index has declined by more than Contingent Buffer Amount from its respective Initial Index Level, you will be exposed to the downside performance of the Worst Performing Index, and your Payment at Maturity will be less than 70% of the Principal Amount per security and could be zero.

Selected Purchase Considerations

●	STEP-UP APPRECIATION POTENTIAL; POTENTIAL DOWNSIDE EXPOSURE AT MATURITY – If the Index Closing Level or Ending Average Index Level, as applicable, of each Index is greater than or equal to its respective applicable Call Level on a Review Date, your investment will yield a payment per security of $1,000 plus: (i) 10.25% × $1,000 if called on the first Review Date, (ii) 15.375% × $1,000 if called on the second Review Date, (iii) 20.50% × $1,000 if called on the third Review Date, (iv) 25.625% × $1,000 if called on the fourth Review Date,(v) 30.75% × $1,000 if called on the fifth Review Date, (vi) 35.875% × $1,000 if called on the sixth Review Date, (vii) 41.00% × $1,000 if called on the seventh Review Date, (viii) 46.125% if called on the eighth Review Date, or (ix) 51.25% × $1,000 if called on the final Review Date. If the securities are not automatically called prior to maturity or at maturity, and the Ending Average Index Level of either Index is less than 80% of its respective Initial Index Level but neither Index has declined by more than the Contingent Buffer Amount of 30%, investors will receive their principal at maturity. However, if the securities are not called prior to or at maturity and the Ending Average Index Level of either Index reflects a decline of more than 30% from its respective Initial Index Level, investors will lose a significant portion or all of their investment. Because the securities are our senior unsecured obligations, the payment of any amount, whether upon an automatic call or at maturity, is subject to our ability to pay our obligations as they become due.
●	SECURITIES LINKED TO THE WORST PERFORMING OF THE S&P 500® INDEX AND THE RUSSELL 2000® INDEX — The return on the securities is linked to the worst performing of the S&P 500® Index and the Russell 2000® Index.

The S&P 500® Index, which is calculated, maintained and published by S&P Dow Jones Indices LLC (“S&P”), consists of 500 component stocks selected to provide a performance benchmark for the U.S. equity markets. The calculation of the S&P 500® Index is based on the relative value of the float adjusted aggregate market capitalization of the 500 component companies as of a particular time as compared to the aggregate average market capitalization of the 500 similar companies during the base period of the years 1941 through 1943. For additional information about the S&P 500® Index, see the information set forth under “S&P 500® Index” in the accompanying index supplement.

The Russell 2000® Index is an index calculated, published and disseminated by FTSE Russell, and measures the composite price performance of stocks of 2,000 companies incorporated in the U.S. and its territories. All 2,000 stocks are traded on a major U.S. exchange and are the 2,000 smallest securities that form the Russell 3000® Index. The Russell 3000® Index is composed of the 3,000 largest U.S. companies as determined by market capitalization and represents approximately 98% of the U.S. equity market. The Russell 2000® Index consists of the smallest 2,000 companies included in the Russell 3000® Index and represents a small portion of the total market capitalization of the Russell 3000® Index. The Russell 2000® Index is designed to track the performance of the small capitalization segment of the U.S. equity market. For additional information about the Russell 2000® Index, see the information set forth under “Russell 2000® Index” in the accompanying index supplement.

●	TAX TREATMENT – You should review carefully the section entitled “United States Federal Taxation” in the accompanying product supplement for review notes. Although there is uncertainty regarding the U.S. federal income tax consequences of an investment in the securities due to the lack of governing authority, in the opinion of our counsel, Davis Polk & Wardwell LLP, under current law, and based on current market conditions, a security should be treated as a single financial contract that is an “open transaction” for U.S. federal income tax purposes. Assuming this treatment of the securities is respected, your gain or loss on the securities should be treated as long-term capital gain or loss if you have held the securities for more than one year, and short-term capital gain or loss otherwise, even if you are an initial purchaser of securities at a price that is below the principal amount of the securities.

The Internal Revenue Service (the “IRS”) or a court, however, may not respect this characterization or treatment of the securities, in which case the timing and character of any income or loss on the securities could be significantly and adversely affected. For example, under one possible treatment, the IRS could seek to recharacterize the securities as debt instruments. In that event, you would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of issuance and recognize all income and gain in respect of the securities as ordinary income. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features. We do not plan to request a ruling from the IRS regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described above.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which any income (including any mandated accruals) realized by non-U.S. holders should be subject to withholding tax; and whether these investments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

As discussed in the accompanying product supplement for review notes, Section 871(m) of the Internal Revenue Code of 1986, as amended, and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities

(each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2023 that do not have a delta of one with respect to any Underlying Security. Based on our determination that the securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld.

You should consult your tax adviser regarding the treatment of the securities, including possible alternative characterizations, the issues presented by the 2007 notice, the potential application of Section 871(m) and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The discussion in the preceding paragraphs under “Tax Treatment” and the section entitled “United States Federal Taxation” in the accompanying product supplement for review notes, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Selected Risk Considerations

An investment in the securities involves significant risks. Investing in the securities is not equivalent to investing directly in the Indices or any of the component stocks of the Indices. The material risks relating to the securities are described below and are explained in more detail in the “Risk Factors” section of the accompanying product supplement for review notes dated November 16, 2020.

RISKS RELATING TO AN INVESTMENT IN THE SECURITIES

●	YOUR INVESTMENT IN THE SECURITIES MAY RESULT IN A LOSS– The terms of the securities differ from those of ordinary debt securities in that we do not guarantee to pay you any of the Principal Amount of the securities at maturity and do not pay you interest on the securities. If the securities are not automatically called prior to or at maturity and the Ending Average Index Level of either Index declines by more than the Contingent Buffer Amount of 30% from its respective Initial Index Level, your investment will be fully exposed to the decline in the Ending Average Index Level of the Worst Performing Index as compared to its respective Initial Index Level and you will lose a significant portion or all of your investment. There is no minimum payment at maturity on the securities, and, accordingly, you could lose your entire initial investment in the securities.
●	LIMITED RETURN ON THE SECURITIES – Your potential gain on the securities will be limited to the call premium applicable for a Review Date, as set forth on the cover of this pricing supplement, regardless of the appreciation in the Indices, which may be significantly greater than the applicable call premium. You may receive a lower payment if the securities are automatically called prior to or at maturity than you would have received if you had invested directly in the Indices or their component stocks.
●	THE SECURITIES DO NOT PAY INTEREST – Unlike ordinary debt securities, the securities do not pay interest and do not guarantee any return of principal at maturity.
●	NO DIVIDEND PAYMENTS OR VOTING RIGHTS – As a holder of the securities, you will not have voting rights or rights to receive cash dividends or other distributions or other rights that holders of securities composing the S&P 500® Index or the Russell 2000® Index would have.
●	THE SECURITIES ARE SUBJECT TO OUR CREDIT RISK, AND ANY ACTUAL OR ANTICIPATED CHANGES TO OUR CREDIT RATINGS OR CREDIT SPREADS MAY ADVERSELY AFFECT THE MARKET VALUE OF THE SECURITIES – You are dependent on our ability to pay all amounts due on the securities at maturity, and therefore you are subject to our credit risk. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.
●	AS A FINANCE SUBSIDIARY, MSFL HAS NO INDEPENDENT OPERATIONS AND WILL HAVE NO INDEPENDENT ASSETS – As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.
●	MANY ECONOMIC AND MARKET FACTORS WILL IMPACT THE VALUE OF THE SECURITIES – In addition to the Index Closing Level of each Index on any day, the value of the securities will be affected by a number of economic and market factors that may either offset or magnify each other, including:
●	the actual or expected volatility, of the Indices;
●	the time to maturity of the securities;
●	the dividend rates on the common stocks underlying the Indices;
●	interest and yield rates in the market generally;
●	geopolitical conditions and a variety of economic, financial, political, regulatory or judicial events; and
●	our creditworthiness, including actual or anticipated downgrades in our credit ratings or credit spreads.

Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. Generally, the longer the time remaining to maturity, the more the market price of the securities will be affected by the other factors described above. For example, you may have to sell your securities at a substantial discount from the Principal Amount if, at the time of sale, the level of either Index is below its respective Initial Index Level.

●	THE RATE WE ARE WILLING TO PAY FOR SECURITIES OF THIS TYPE, MATURITY AND ISSUANCE SIZE IS LIKELY TO BE LOWER THAN THE RATE IMPLIED BY OUR SECONDARY MARKET CREDIT SPREADS AND ADVANTAGEOUS TO US. BOTH THE LOWER RATE AND THE INCLUSION OF COSTS ASSOCIATED WITH ISSUING, SELLING, STRUCTURING AND HEDGING THE SECURITIES IN THE ORIGINAL ISSUE PRICE REDUCE THE ECONOMIC TERMS OF THE SECURITIES, CAUSE THE ESTIMATED VALUE OF THE SECURITIES TO BE LESS THAN THE ORIGINAL ISSUE PRICE AND WILL ADVERSELY AFFECT SECONDARY MARKET PRICES – Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the Indices, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

●	INVESTING IN THE SECURITIES IS NOT EQUIVALENT TO INVESTING IN EITHER INDEX OR THE COMPONENT STOCKS OF EITHER INDEX– Investing in the securities is not equivalent to investing in either Index or the component stocks of either Index. As an investor in the securities, you will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to stocks that constitute either Index.
●	THE ESTIMATED VALUE OF THE SECURITIES IS DETERMINED BY REFERENCE TO OUR PRICING AND VALUATION MODELS, WHICH MAY DIFFER FROM THOSE OF OTHER DEALERS AND IS NOT A MAXIMUM OR MINIMUM SECONDARY MARKET PRICE – These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the Pricing Date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “Many economic and market factors will impact the value of the securities” above.
●	LACK OF LIQUIDITY – The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. Morgan Stanley & Co. LLC (“MS & Co.”) may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were not to make a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.
●	POTENTIAL CONFLICTS – We and our affiliates play a variety of roles in connection with the issuance of the securities, including acting as Calculation Agent and hedging our obligations under the securities. In performing these duties, the economic interests of the Calculation Agent and other affiliates of ours are potentially adverse to your interests as an investor in the securities.

Additionally, some of our affiliates also trade financial instruments related to the Indices on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the day on which the Initial Index Level of each Index is determined could potentially affect the Initial Index Level of an Index. We will not have any obligation to consider your interests as a holder of the securities in taking any corporate action that might affect the value of the Indices and the securities. In addition, MS & Co. has determined the estimated value of the securities on the Pricing Date.

●	HEDGING AND TRADING ACTIVITY BY OUR AFFILIATES COULD POTENTIALLY ADVERSELY AFFECT THE VALUE OF THE SECURITIES – One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and to other instruments linked to the Indices or their component stocks), including trading in the stocks that constitute the Indices as well as in other instruments related to the Indices. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the Averaging Dates approach. Some of our affiliates also trade the stocks that constitute the Indices and other financial instruments related to the Indices on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the day on which the Initial Index Level of each Index is determined could potentially increase the Initial Index Level of an Index, and, therefore, could increase the value at or above which the Ending Average Index Level for such Index must be so that investors do not suffer a significant loss on their initial investment in the securities (depending also on the performance of the other Index).

RISKS RELATING TO THE INDICES

●	YOU ARE EXPOSED TO THE PRICE RISK OF EACH INDEX -- Your return on the securities is not linked to a basket consisting of each Index. Rather, it will be contingent upon the independent performance of each Index. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each Index. Poor performance by either Index over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other Index. For the securities to be automatically called, the Index Closing Level of each Index on the first eight Review Dates or the Ending Average Index Level of each Index, as determined on the

Averaging Dates, must be greater than or equal to its respective applicable Call Level. In addition, if the securities have not been automatically called prior to or at maturity and at least one Index has declined by an amount greater than the Contingent Buffer Amount, you will be fully exposed to the decline in the Worst Performing Index over the term of the securities on a 1-to-1 basis, even if the other Index has appreciated or has not declined as much. Under this scenario, the value of any such Payment at Maturity will be less than 70% of the Principal Amount and could be zero. Accordingly, your investment is subject to the price risk of each Index.
●	THE SECURITIES ARE LINKED TO THE RUSSELL 2000® INDEX AND ARE SUBJECT TO RISKS ASSOCIATED WITH SMALL-CAPITALIZATION COMPANIES – As the Russell 2000® Index is one of the Indices, and the Russell 2000® Index consists of stocks issued by companies with relatively small market capitalization, the securities are linked to the value of small-capitalization companies. These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies and therefore the Russell 2000® Index may be more volatile than indices that consist of stocks issued by large-capitalization companies. Stock prices of small-capitalization companies are also more vulnerable than those of large-capitalization companies to adverse business and economic developments, and the stocks of small-capitalization companies may be thinly traded. In addition, small capitalization companies are typically less well-established and less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products.
●	YOU CANNOT PREDICT THE FUTURE PERFORMANCE OF EITHER INDEX BASED ON ITS HISTORICAL PERFORMANCE – The value of the each Index may be, and has recently been, volatile, and we can give you no assurance that the volatility will lessen. You cannot predict the future performance of either Index based on its historical performance, and we cannot guarantee that the performance of either Index will result in the return of any of your initial investment in the securities. You can review the historical values of the Indices in “Historical Information of the S&P 500® Index” and “Historical Information of the Russell 2000® Index” below.
●	ADJUSTMENTS TO THE INDICES COULD ADVERSELY AFFECT THE VALUE OF THE SECURITIES – The publisher of either Index may add, delete or substitute the stocks constituting such Index or make other methodological changes that could change the value of such Index. The publisher of either Index may discontinue or suspend calculation or publication of such Index at any time. In these circumstances, the Calculation Agent will have the sole discretion to substitute a successor index that is comparable to the discontinued Index and is not precluded from considering indices that are calculated and published by the Calculation Agent or any of its affiliates. If the Calculation Agent determines that there is no appropriate successor index, the payment at maturity on the securities will be an amount based on the closing prices at maturity of the stocks composing such Index at the time of such discontinuance, without rebalancing or substitution, computed by the Calculation Agent in accordance with the formula for calculating such Index last in effect prior to such discontinuance (depending also on the performance of the other Index).

Additional Terms of the Securities

Terms used but not defined in this pricing supplement are defined in the prospectus, the product supplement for review notes or the index supplement.

Denominations

$1,000 per security and integral multiples thereof

Interest Rate

None

Underlying Index Publisher

With respect to the SPX Index, S&P Dow Jones Indices LLC, or any successor thereof

With respect to the RTY Index, FTSE Russell, or any successor thereof

Index Closing Level

With respect to the SPX Index, the Index Closing Level on any index business day shall be determined by the Calculation Agent and shall equal the official closing value of such Index, or any successor index, published at the regular official weekday close of trading on such index business day by the Underlying Index Publisher for such Index. In certain circumstances, the Index Closing Level for the SPX Index will be based on the alternate calculation of such Index as described under “Discontinuance of Any Underlying Index; Alteration of Method of Calculation” in the accompanying product supplement.

With respect to the RTY Index, the Index Closing Level on any index business day shall be determined by the Calculation Agent and shall equal the closing value of the RTY Index, or any successor index reported by Bloomberg Financial Services, or any successor reporting service the Calculation Agent may select, on such index business day. In certain circumstances, the Index Closing Level for the RTY Index will be based on the alternate calculation of the RTY Index as described under “Discontinuance of Any Underlying Index; Alteration of Method of Calculation” in the accompanying product supplement. The closing value of the RTY Index reported by Bloomberg Financial Services may be lower or higher than the official closing value of the RTY Index published by the Underlying Index Publisher for the RTY Index.

Senior Security or Subordinated Security

Senior

Specified Currency

U.S. dollars

Trustee

The Bank of New York Mellon, a New York banking corporation

Agent

Morgan Stanley & Co. LLC (“MS & Co.”)

Calculation Agent

MS & Co. and its successors

All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the Trustee and us.

All calculations with respect to the Payment at Maturity, if any, will be made by the Calculation Agent and will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., .876545 would be rounded to .87655); all dollar amounts related to determination of the amount of cash payable per security, if any, will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid, if any, on the aggregate number of securities will be rounded to the nearest cent, with one-half cent rounded upward.

Because the Calculation Agent is our affiliate, the economic interests of the Calculation Agent and its affiliates may be adverse to your interests as an investor in the securities, including with respect to certain determinations and judgments that the Calculation Agent must make in determining whether a Market Disruption Event has occurred. MS &

Co. is obligated to carry out its duties and functions as Calculation Agent in good faith and using its reasonable judgment.

Payment Pursuant to an Automatic Call

If the securities are automatically called following a Review Date other than the final Review Date, the Issuer will redeem the securities and pay the amount due upon such Automatic Call on the third Business Day after the applicable Review Date. If the securities are called following the final Review Date, the Issuer will redeem the securities and pay the amount due upon such Automatic Call on the Maturity Date.

Issuer Notices to Registered Holders, the Trustee and the Depositary

In the event that the Maturity Date is postponed due to postponement of the final Review Date, the Issuer shall give notice of such postponement and, once it has been determined, of the date to which the Maturity Date has been rescheduled (i) to each registered holder of the securities by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the Trustee by facsimile confirmed by mailing such notice to the Trustee by first class mail, postage prepaid, at its New York office and (iii) to The Depository Trust Company (the “Depositary”) by telephone or facsimile confirmed by mailing such notice to the Depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The Issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the Maturity Date, the Business Day immediately preceding the scheduled Maturity Date and (ii) with respect to notice of the date to which the Maturity Date has been rescheduled, the Business Day immediately following the actual final Review Date.

In the event that the securities are subject to Automatic Call, the Issuer shall, (i) on the Business Day following the applicable Review Date, give notice of the Automatic Call and the Automatic Call payment, including specifying the payment date of the amount due upon the Automatic Call (the “Automatic Call Date”), (x) to each registered holder of the securities by mailing notice of such Automatic Call by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (y) to the Trustee by facsimile confirmed by mailing such notice to the Trustee by first class mail, postage prepaid, at its New York office and (z) to the Depositary by telephone or facsimile confirmed by mailing such notice to the Depositary by first class mail, postage prepaid and (ii) on or prior to the Automatic Call date, deliver the aggregate cash amount due with respect to the securities to the Trustee for delivery to the Depositary, as holder of the securities. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. This notice shall be given by the Issuer or, at the Issuer’s request, by the Trustee in the name and at the expense of the Issuer, with any such request to be accompanied by a copy of the notice to be given.

The Issuer shall, or shall cause the Calculation Agent to, (i) provide written notice to the Trustee and to the Depositary of the amount of cash, if any, to be delivered with respect to each $1,000 Principal Amount of the securities, on or prior to 10:30 a.m. (New York City time) on the Business Day preceding the Maturity Date, and (ii) deliver the aggregate cash amount due with respect to the securities, if any, to the Trustee for delivery to the Depositary, as holder of the securities, on the Maturity Date.

Additional Information About the Securities

Use of Proceeds and Hedging

The proceeds from the sale of the securities will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the Agent’s commissions. The costs of the securities borne by you and described on page 2 above comprise the Agent’s commissions and the cost of issuing, structuring and hedging the securities.

On or prior to the day on which the Initial Index Level of each Index is determined, we will hedge our anticipated exposure in connection with the securities by entering into hedging transactions with our affiliates and/or third party dealers. We expect our hedging counterparties to take positions in stocks of the Indices, in futures and/or options contracts on the Indices or any component stocks of the Indices listed on major securities markets, or in any other securities or instruments that they may wish to use in connection with such hedging. Such purchase activity could potentially increase the value of an Index on the day on which the Initial Index Level of each Index is determined, and therefore could increase the value at or above which such Index must close on the Averaging Dates so that investors do not suffer a significant loss on their initial investment in the securities (depending also on the performance of the other Index). In addition, through our affiliates, we are likely to modify our hedge position throughout the term of the securities, including on the Averaging Dates, by purchasing and selling the stocks constituting the Indices, futures or options contracts on the Indices or their component stocks listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the Averaging Dates approach. We cannot give any assurance that our hedging activities will not affect the value of the either Index, and, therefore, adversely affect the value of the securities or the payment you will receive at maturity, if any.

Historical Information of the S&P 500® Index

The following graph sets forth the historical performance of the S&P 500® Index based on the daily historical closing values of the SPX Index from January 1, 2016 through February 1, 2021. The Index Closing Level of the SPX Index on February 1, 2021 was 3,773.86. We obtained the Index Closing Levels of the SPX Index below from Bloomberg Financial Markets, without independent verification. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets.

The historical levels of the SPX Index should not be taken as an indication of future performance, and no assurance can be given as to the Index Closing Level of the SPX Index on any of the Averaging Dates. We cannot give you any assurance that the performance of the SPX Index will result in the return of any of your initial investment in the securities.

Historical Performance of the S&P 500® Index

“Standard & Poor’s®,” “S&P®,” “S&P 500®,” “Standard & Poor’s 500” and “500” are trademarks of Standard and Poor’s Financial Services LLC. For more information, see “S&P 500® Index” in the accompanying index supplement.

Historical Information of the Russell 2000® Index

The following graph sets forth the historical performance of the Russell 2000® Index based on the daily historical closing values of the RTY Index from January 1, 2016 through February 1, 2021. The Index Closing Level of the RTY Index on February 1, 2021 was 2,126.163. We obtained the Index Closing Levels of the RTY Index below from Bloomberg Financial Markets, without independent verification. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets.

The historical levels of the RTY Index should not be taken as an indication of future performance, and no assurance can be given as to the Index Closing Level of the RTY Index on any of the Averaging Dates. We cannot give you any assurance that the performance of the RTY Index will result in the return of any of your initial investment in the securities.

Historical Performance of the Russell 2000® Index

The “Russell 2000® Index” is a trademark of FTSE Russell. For more information, see “Russell 2000® Index” in the accompanying index supplement.

Supplemental Plan of Distribution; Conflicts of Interest

JPMorgan Chase Bank, N.A., J.P. Morgan Securities LLC and its affiliates will act as placement agents for the securities and will receive a fee from the Issuer or one of its affiliates that will not exceed $5 per $1,000 Principal Amount of securities, but will forgo any fees for sales to certain fiduciary accounts.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account.

Validity of the Securities

In the opinion of Davis Polk & Wardwell LLP, as special counsel to MSFL and Morgan Stanley, when the securities offered by this pricing supplement have been executed and issued by MSFL, authenticated by the trustee pursuant to the MSFL Senior Debt Indenture (as defined in the accompanying prospectus) and delivered against payment as contemplated herein, such securities will be valid and binding obligations of MSFL and the related guarantee will be a valid and binding obligation of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) any provision of the MSFL Senior Debt Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of Morgan Stanley’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the MSFL Senior Debt Indenture and its authentication of the securities and the validity, binding nature and enforceability of the MSFL Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated November 16, 2020, which is Exhibit 5-a to the Registration Statement on Form S-3 filed by Morgan Stanley on November 16, 2020.